Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-30715 of PG&E Funding LLC on Form S-3, as amended, of our report dated March 2, 2005 appearing in this Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 2, 2005